Exhibit 99.1

The Real Good Food Company Announces Definitive Debt Refinancing Agreement to Enhance Liquidity

Debt Refinancing to Enhance Liquidity Position by $15 Million & Significantly Reduces Cash Debt Service

Cherry Hill, NJ, November 21, 2023 – The Real Good Food Company, Inc. (NASDAQ: RGF) (“Real Good Foods” or the “Company”), a leading health and wellness frozen and refrigerated foods company, today announced the signing of a definitive debt refinancing agreement with PMC Financial Services Group, LLC (“PMC”), which is expected to enhance the Company’s liquidity position by up to $15 million.

Per the terms of the agreement, the Company entered into a new $45.0 million second lien loan agreement with PMC (“mezzanine debt”). This new loan will pay down $20 million of existing term loans and a portion of the Company’s existing revolving credit facility. After closing, capacity under the revolving credit facility will be $70 million, giving the Company access to an incremental $15 million in liquidity.

This new second lien loan will mature December 31, 2025 (concurrent with the rest of the credit facility), carrying a 9% payment-in-kind (“PIK”) interest and 9% cash interest. PMC will be issued penny warrants for a 5% equity interest in the Company, which are exercisable between December 31, 2025 and November 20, 2033.

In addition, terms for the Company’s equipment loan were amended to be interest only until May 31, 2024.

Bryan Freeman, Executive Chairman, said: “We are pleased to announce this strategic debt refinancing with PMC Financial Services who has been our lender since 2016. This debt refinancing, combined with $15.4 million in net proceeds from our recent equity offering, significantly strengthens our balance sheet and reduces our cash debt service by approximately $6.0 million annually, providing the Company with the liquidity needed to execute upon our plan.

“As we rapidly expand the business in the fourth quarter and beyond, our margin improvements, increased liquidity, and lower cash debt service costs will play a key role in enabling us to achieve sustainable, profitable growth,” concluded Freeman.

About Real Good Food Company

Real Good Foods (NASDAQ: RGF) is a leading health and wellness frozen and refrigerated foods company, providing a better way to enjoy your favorite foods. The Company’s mission is to provide “Real Food You Feel Good About Eating”, making delicious, nutritious foods that are low in sugar, low in carbohydrates and high in protein. The Real Good Foods family of products includes breakfast, lunch, dinner, and snacks – available in over 16,000 stores nationwide with additional direct-to-consumer options.

To learn more, please visit our website at realgoodfoods.com or join us on social media @realgoodfoods – where we maintain some of the largest followings in the frozen food industry today.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding its projected financial results, including net sales, adjusted gross margin, and adjusted EBITDA and its ability to increase production at its new facility, improve profitability and meet its long-term growth objectives. The Company has attempted to identify forward-looking statements by using words such as “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting the Company’s business and industry and are based on information available as of the time such statements are made. Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, it cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause its actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2022, and other documents filed with or furnished to the Securities and Exchange Commission by the Company from time to time.

In addition, readers are cautioned that the Company may make future changes to its business and operations in response to the impacts of the COVID-19 pandemic, supply chain disruptions and macroeconomic challenges, or in response to other business developments, which changes may be inconsistent with the Company’s prior forward-looking statements, and which may not be disclosed in future public announcements.

Investor Relations Contact

Akshay Jagdale

(856) 955-1453

ir@realgoodfoods.com